    As filed with the Securities and Exchange Commission on November 21, 2005
                                                   Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ________________________

                          BROOKDALE SENIOR LIVING INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                              20-3068069
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                                 ______________


                             Deborah C. Paskin, Esq.
             Executive Vice President, Secretary and General Counsel
                          Brookdale Senior Living Inc.
                       330 North Wabash, Suite 1400
                             Chicago, Illinois 60611
                    (Address of principal executive offices)

            BROOKDALE SENIOR LIVING INC. OMNIBUS STOCK INCENTIVE PLAN
                            (Full title of the plan)
                                 ______________

                             Deborah C. Paskin, Esq.
             Executive Vice President, Secretary and General Counsel
                          Brookdale Senior Living Inc.
                          330 North Wabash, Suite 1400
                             Chicago, Illinois 60611
                                 (312) 977-3700
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                 ______________

                                    Copy to:

                              Joseph A. Coco, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                          New York, New York 10036-6522
                                 (212) 735-3000


                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                             Proposed maximum              Proposed maximum       Amount of
       Title of each class of             Amount to be        offering price                  aggregate         registration
     securities to be registered          registered(1)         per share                   offering price           fee(2)
------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per share    2,000,000             $19.00                      $38,000,000           $4,473
------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the above-named plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.
(2) Computed in accordance with Rule 457(h) under the Securities Act.

                                EXPLANATORY NOTE

          This registration statement registers shares of common stock, par value $0.01 per share (the "Common Stock"), of Brookdale Senior Living Inc. (the "Company") that may be issued and sold under the Brookdale Senior Living Inc. Omnibus Stock Incentive Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents previously filed with the SEC are incorporated by reference in this registration statement:

          (a) The Company's prospectus, dated November 21, 2005, filed pursuant to Rule 424(b) under the Securities Act (the "Prospectus") and that contains audited combined financial statements of the Brookdale Facility Group, predecessor to Brookdale Senior Living Inc. for the fiscal year ended December 31, 2004;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's Prospectus; and

          (c) The description of the Common Stock contained in the Registration Statement on Form 8-A dated October 11, 2005, filed with the SEC by the Company to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections-13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Deborah C. Paskin, Executive Vice President, Secretary and General Counsel of the Company. As of November 21, 2005, Ms. Paskin beneficially owned 189,479 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

          Section 102 of the Delaware General Corporation Law, as amended, or the DGCL, allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

          Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

          Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

          The Company's amended and restated certificate of incorporation states that no director shall be liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as director, except for breaches of the duty of loyalty, and for acts or omissions in bad faith or involving intentional misconduct or knowing violation of law. A director is also not exempt from liability for any transaction from which he or she derived an improper personal benefit, or for violations of Section 174 of the DGCL. To the maximum extent permitted under Section 145 of the DGCL, our amended and restated certificate of incorporation authorizes us to indemnify any and all persons whom we have the power to indemnify under the law.

          Our amended and restated by-laws provide that the Company will indemnify, to the fullest extent permitted by the DGCL, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was a director or officer of the Company or a subsidiary. However, such indemnification is permitted only if such person acted in good faith, lawfully and not against our best interests. Indemnification is authorized on a case-by-case basis by (1) our board of directors by a majority vote of disinterested directors, (2) a committee of the disinterested directors, (3) independent legal counsel in a written opinion if
(1) and (2) are not available, or if disinterested directors so direct, or (4) the stockholders. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on our behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

          The Company has entered into separate indemnification agreements with certain of its directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated by-laws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated by-laws.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          We maintain directors' and officers' liability insurance for our officers and directors.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

     Exhibit
       No.                               Description
     -------                             -----------
      4.1*         Form of Certificate for common stock

      4.2* Form of Stockholders Agreement among Brookdale Senior Living Inc., Fortress Brookdale Acquisition LLC, Fortress Investment Trust II and Health Partners

      4.3* Stockholders and Voting Agreement, dated as of June 29, 2005, by and among Brookdale Senior Living Inc., FIT-ALT Investor LLC, Emeritus Corporation and NW Select LLC

      4.4*         Amended and Restated Certificate of Incorporation of the
                   Company

      4.5*         Amended and Restated By-laws of the Company

      5.1 Opinion of Deborah C. Paskin, Executive Vice President, Secretary and General Counsel of Brookdale Senior Living Inc.

     23.1          Consent of Ernst & Young LLP

     23.2          Consent of Deborah C. Paskin (included in Exhibit 5.1)

     24.1          Power of Attorney (included on the signature pages hereto)

     99.1*         Brookdale Senior Living Inc. Omnibus Stock Incentive Plan

* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-127372), filed with the SEC.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)   To include any prospectus required by
                   section 10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
                   events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                            (iii) To include any material information with
                   respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Chicago, State of Illinois, on November 21, 2005.

                                BROOKDALE SENIOR LIVING INC.


                                By: /s/ Mark J. Schulte
                                   -------------------------
                                   Name:   Mark J. Schulte
                                   Title:  Chief Executive Officer


                                POWER OF ATTORNEY

          Each of the undersigned officers and directors of Brookdale Senior Living Inc., a Delaware corporation, hereby constitutes and appoints Wesley R. Edens, Mark J. Schulte, R. Stanley Young, and Deborah C. Paskin and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                                Title                         Date
       ---------                                -----                         ----

    /s/ Wesley R. Edens                     Chairman of the Board           11/21/2005
-----------------------------
 Wesley R. Edens
                                           Chief Executive Officer
    /s/ Mark J. Schulte                (Principal executive officer)        11/21/2005
-----------------------------
 Mark J. Schulte
                                       Executive Vice President, Chief
    /s/ R. Stanley Young              Financial Officer, and Chief          11/21/2005
----------------------------              Accounting Officer
 R. Stanley Young                       (Principal financial officer)
                                       (Principal accounting officer)

   /s/ William B. Doniger                       Director                    11/21/2005
-----------------------------
    William B. Doniger
 William B. Doniger

              Signature                           Title                        Date
              ---------                           -----                        ----
    /s/ Jackie M. Clegg                           Director                  11/21/2005
------------------------------
Jackie M. Clegg

     /s/ Bradley E. Cooper                        Director                  11/21/2005
------------------------------
Bradley E. Cooper

    /s/ Jeffrey G. Edwards                        Director                  11/21/2005
------------------------------
Jeffrey G. Edwards

   /s/ Jeffrey R. Leeds                           Director                  11/21/2005
------------------------------
    Jeffrey R. Leeds
Jeffrey R. Leeds

  /s/ Samuel Waxman                               Director                  11/21/2005
------------------------------
Samuel Waxman


                                  EXHIBIT INDEX

    Exhibit
      No.                                     Description
    -------                                   -----------
      4.1*         Form of Certificate for common stock

      4.2* Form of Stockholders Agreement among Brookdale Senior Living Inc., Fortress Brookdale Acquisition LLC, Fortress Investment Trust II and Health Partners

      4.3* Stockholders and Voting Agreement, dated as of June 29, 2005, by and among Brookdale Senior Living Inc., FIT-ALT Investor LLC, Emeritus Corporation and NW Select LLC

      4.4*         Amended and Restated Certificate of Incorporation of the
                   Company

      4.5*         Amended and Restated By-laws of the Company

      5.1 Opinion of Deborah C. Paskin, Executive Vice President, Secretary and General Counsel of Brookdale Senior Living Inc.

     23.1          Consent of Ernst & Young LLP

     23.2          Consent of Deborah C. Paskin (included in Exhibit 5.1)

     24.1          Power of Attorney (included on the signature pages hereto)

     99.1*         Brookdale Senior Living Inc. Omnibus Stock Incentive Plan

* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-127372), filed with the SEC.